Exhibit 10.3

MASTER LEASE GUARANTY

THIS MASTER LEASE GUARANTY (this "Guaranty") is executed and delivered by

ENSERVCO CORPORATION

(if more than one, collectively, "Guarantor") in favor of UTICA LEASECO, LLC, its successors and assigns ("Lessor"), in connection with that certain Master Lease Agreement dated as of the 24th day of March, 2022, together with all Equipment Schedules executed or to be executed pursuant thereto (the "Lease"), by and between Lessor and HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, its successors and permitted assigns (hereafter referred to both individually, and collectively (if more than one) as “Lessee”). All capitalized terms shall have the meanings defined in the Lease Documents (as such term is defined in the Lease).

In order to induce Lessor to enter into the Lease (execution and delivery hereof being a condition precedent to Lessor’s obligations under the Lease), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby UNCONDITIONALLY GUARANTEES: (a) to pay Lessor in lawful money of the United States all Rents and other sums due under the Lease Documents or otherwise, or any substitutions therefor, in the amounts, at the times and in the manner set forth in the Lease Documents, plus all costs and expenses; and (b) to perform, at the time and in the manner set forth in the Lease Documents, all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee (collectively, the “Obligations”). If there is more than one guarantor of the Obligations, the obligations of each guarantor are joint and several.

1.         This Guaranty is a continuing one and shall terminate only upon full payment of all rents and all other sums due under the Lease Documents and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee, including such payment and performance under all schedules made a part of said Lease Documents, whether to be performed before or after the last rent payment has been made under the Lease Documents. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state. This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection).

2.         Guarantor authorizes Lessor, with Lessee’s consent where required, without notice or demand, and without affecting his liability hereunder, from time to time to: (a) change the amount, time or manner of payment of rent or other sums reserved in the Lease Documents; (b) change any of the terms, covenants, conditions or provisions of the Lease Documents; (c) amend, modify, change or supplement the Lease Documents; (d) consent to Lessee’s assignment of the Lease Documents or to the sublease of all, or any portion, of the equipment covered by the Lease Documents; (e) receive and hold security for the payment of this Guaranty or the performance of the Lease Documents, and exchange, enforce, waive and release any such security; and (f) apply such security and direct the order or manner of sale thereof as Lessor in its discretion may determine.

3.         Guarantor waives any right to require Lessor to: (a) proceed against Lessee, any other guarantor or any other person directly or contingently liable for the payment of any of the Obligations; (b) proceed against or exhaust any security held from Lessee, any other guarantor or any other person directly or contingently liable for the payment of any of the Obligations; (c) pursue any other remedy in Lessor’s power whatsoever; or (d) notify Guarantor of any adverse change in Lessee’s financial condition or of any default by Lessee in the payment of any rent or other sums reserved in the Lease Documents or in the performance of any term, covenant or condition therein required to be kept, observed or performed by Lessee. Guarantor waives any defense arising by reason of any disability or other defense of Lessee (except to the extent the Obligations have been paid), any lack of authority of Lessee with respect to the Lease Documents, the invalidity, illegality or lack of enforceability of the Lease Documents from any cause whatsoever, the failure of Lessor to acquire title to the equipment (if applicable) subject to the Lease Documents or to perfect or maintain perfection of any interest therein or the cessation from any cause whatsoever of the liability of Lessee (including, without limitation, discharge in bankruptcy), and any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor; provided, however, that Guarantor does not waive any defense arising from the due performance by Lessee of the terms and conditions of the Lease Documents. Lessor may, at Lessor’s election, foreclose on any security held by Lessor and sell, lease, transfer or otherwise deal with such Equipment, by one or more judicial or nonjudicial sales, without affecting or impairing in any way the liability of Guarantor. Guarantor waives any defense arising out of any such election by Lessor, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lessor against Lessee or any security. In the absence of agreeing to the waivers contained in this paragraph, Guarantor may have the right of subrogation or reimbursement against Lessee. For example, if Lessor elects to take back and sell the Equipment through a nonjudicial sale, Guarantor gives up any potential defenses by agreeing to the foregoing waivers. Guarantor also expressly waives any defense or benefit that may be derived from any “one form of action” rule or anti-deficiency statute he would otherwise have under the laws of any state. Upon demand, Guarantor agrees to pay and perform the Obligations regardless of any existing or future offset or claim which may be asserted by Guarantor. This Guaranty and Guarantor’s payment obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by Lessor, all as though such payment had not been made. Lessor’s good faith determination as to whether a payment must be restored or returned shall be binding on Guarantor. Until the payment and performance of all Obligations due or to be performed by Lessee, Guarantor shall have no right of subrogation against Lessee, and waives any right to enforce any remedy which Lessor now has or hereafter may have against Lessee, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lessor. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptance of this Guaranty. Guarantor also waives notice of and hereby consents to any amendment, modification, supplement, extension, renewal or restatement of the Lease Documents.

4.  Guarantor represents and warrants to Lessor that:

(a) (1) The execution, delivery and performance hereof by Guarantor do not contravene any law, governmental rule, regulation or order now binding on Guarantor, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrances upon the property of Guarantor under, any material agreement, indenture or other instrument to which Guarantor is a party or by which he or his property is bound. (2) The financial statements of Guarantor (copies of which have been furnished to Lessor) fairly present Guarantor’s financial condition as of the date of such statements, and since the date of such statements there has been no material adverse change in such condition.

(b)  This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein.

(c)   There are no pending actions or proceedings to which Guarantor is a party, and there are no other pending or threatened actions or proceedings of which Guarantor has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Guarantor, or (2) a material impairment of the ability of Guarantor to perform his obligations under or to remain in compliance with this Guaranty or of Lessor’s rights and remedies under this Guaranty. Further, Guarantor is not in default under any financial or other material agreement which, either individually or in the aggregate, would have a Material Adverse Effect.

(d)    Guarantor acknowledges and agrees that Guarantor will enjoy a substantial economic benefit by virtue of the extension of credit by Lessor to Lessee pursuant to the Lease Documents.

5.  Guarantor covenants and agrees as follows: (a) Guarantor will provide to Lessor on or before March 31 and August 31 of each year, financial statements of Guarantor as of the immediately preceding December 31 and June 30, respectively, prepared in reasonable detail and certified as true and correct by Guarantor. (b) Guarantor will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may request in order to carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder. (c) Guarantor has been advised by Lessor that the USA Patriot Act establishes minimum standards of account information to be collected and maintained by Lessor, and that to help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account; and specifically, this means that when Guarantor executes this Guaranty, Lessor may ask for Guarantor’s name and address, date of birth, and other information that will allow Lessor to identify Guarantor; and that Lessor may also ask to see the driver’s license or other identifying documents of Guarantor.

6.    A default shall be deemed to have occurred under this Guaranty upon the occurrence of any of the following (each, an “Event of Default”): (a) Guarantor shall fail to perform or observe any covenant, condition or agreement to be performed or observed by him hereunder and such failure shall continue unremedied for a period of ten (10) days after the earlier of the actual knowledge of Guarantor or written notice thereof to Guarantor by Lessor; or (B) Guarantor shall (1) be generally not paying his debts as they become due, (2) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Guarantor or his property, and such petition filed against Guarantor is not dismissed within sixty (60) days; or (c) there is an anticipatory repudiation of Guarantor’s obligations pursuant to this Guaranty; or (d) any certificate, statement, representation, warranty or audit contained herein or furnished with respect to this Guaranty by or on behalf of Guarantor proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or claim against Guarantor; or (e) a payment or other default by Guarantor under any loan, lease, guaranty or other financial obligation to Lessor or its affiliates which default entitles the other party to such obligation to exercise remedies; or (f) a payment or other default by Guarantor under any material loan, lease, guaranty or other material financial obligation to any third party which default has been declared; (g) Guarantor dies and his obligations in connection with this Guaranty are not assumed by a person reasonably satisfactory to Lessor; or (h) an Event of Default shall have occurred under, and as defined in, the Lease.

Upon an Event of Default hereunder, Lessor may, at its option (without election of remedies), do any one or more of the following, all of which are hereby authorized by Guarantor:

A.    declare this Guaranty and the other Lease Documents to be in default and thereafter sue for and recover from the Guarantor and/or Lessee all liquidated damages, accelerated rentals and/or other sums otherwise recoverable from the Guarantor and/or Lessee under this Guaranty and the other Lease Documents; and/or

B.     sue for and recover all damages then or thereafter incurred by Lessor as a result of such Event of Default; and/or

C.     seek specific performance of Guarantor’s obligations hereunder.

In addition, Guarantor shall be liable for all reasonable attorneys’ fees and other costs and expenses incurred by reason of any Event of Default or the exercise of Lessor’s remedies hereunder and/or under the Lease Documents, whether or not a lawsuit is filed. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

The failure of Lessor to exercise the rights granted hereunder upon any Event of Default shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Event of Default.

The obligations of Guarantor hereunder are independent of the obligations of Lessee. A separate action or actions may be brought and prosecuted against Guarantor (or any thereof) whether an action is brought against Lessee or whether Lessee be joined in any such action or actions.

7.     GUARANTOR AGREES THAT THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF LESSOR AND GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MICHIGAN, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. Guarantor agrees that any action or proceeding arising out of or relating to this Guaranty may be commenced in any state or Federal court in the State of Michigan, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to him at his address hereinbelow set forth, or as he may provide in writing from time to time, or as otherwise provided under the laws of the State of Michigan.

8.     GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS GUARANTY OR THE LEASE DOCUMENTS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT HE HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF HIS OWN FREE WILL, AND THAT HE HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

9.     This Guaranty shall inure to the benefit of Lessor, its successors and assigns, and shall be binding upon the personal representatives, heirs and permitted assigns of Guarantor. The obligations of Guarantor hereunder may not be assigned or delegated without the prior written consent of Lessor.

10.         All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by certified mail, return receipt requested, addressed as follows:

If to Guarantor:	ENSERVCO CORPORATION 14133 County Rd. 9 ½ Longmont, CO 80504

If to Lessor:	UTICA LEASECO, LLC 905 South Boulevard East Rochester Hills, Michigan 48307

or to such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

11.   This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.   This Guaranty may be executed in counterparts. Photocopies or facsimile transmissions of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures.

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IN WITNESS WHEREOF, Guarantor has caused this Master Lease Guaranty to be duly executed as of the 24th day of March, 2022.

ENSERVCO CORPORATION

By:
Richard A. Murphy
Title:	Chief Executive Officer

Address: 14133 County Rd. 9 ½ Longmont, CO 80504

EQUIPMENT SCHEDULE HEAT-0001

This Equipment Schedule HEAT-0001 is executed pursuant to that certain Master Lease Agreement dated as of the 24th day of March, 2022 (the "Lease"; which is incorporated herein by reference). This Equipment Schedule, together with the Lease and all other schedules and riders thereto, shall constitute one document. To the extent of any conflict or inconsistency between the terms of this Equipment Schedule and the Lease, the terms of this Equipment Schedule shall prevail. Capitalized terms not defined herein shall have the meanings ascribed to them in the Lease

1.     LEASE OF EQUIPMENT. Pursuant to Section 5 of the Lease, the Lessor shall lease to Lessee, and the Lessee shall lease from the Lessor, the Equipment set forth in the schedule attached hereto.

FUNDING AMOUNT: $6,225,000.00

2.     TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided herein and in the Lease.

A full term of lease with respect to said Equipment shall commence on the date hereof and shall extend for forty-eight (48) months after June 24, 2022 (the "Base Lease Commencement Date").

3.	RENT.

a.	During the period from the date hereof to the Base Lease Commencement Date (the "Interim Term"), the pro-rated rent for said Equipment shall be as set forth in the schedule below.

b.	From and after the Base Lease Commencement Date, the monthly rent for said Equipment during the term of this Lease shall be as set forth in the schedule below.

Payment Date	Amount
4/24/2022	$168,075.00
5/24/2022	$168,075.00
6/24/2022	$168,075.00
7/24/2022	$168,075.00
8/24/2022	$168,075.00
9/24/2022	$168,075.00
10/24/2022	$168,075.00
11/24/2022	$168,075.00
12/24/2022	$168,075.00
1/24/2023	$168,075.00
2/24/2023	$168,075.00
3/24/2023	$168,075.00
4/24/2023	$168,075.00
5/24/2023	$168,075.00
6/24/2023	$168,075.00
7/24/2023	$168,075.00
8/24/2023	$168,075.00
9/24/2023	$168,075.00
10/24/2023	$168,075.00

11/24/2023	$168,075.00
12/24/2023	$168,075.00
1/24/2024	$168,075.00
2/24/2024	$168,075.00
3/24/2024	$168,075.00
4/24/2024	$168,075.00
5/24/2024	$168,075.00
6/24/2024	$168,075.00
7/24/2024	$168,075.00
8/24/2024	$168,075.00
9/24/2024	$168,075.00
10/24/2024	$168,075.00
11/24/2024	$168,075.00
12/24/2024	$168,075.00
1/24/2025	$168,075.00
2/24/2025	$168,075.00
3/24/2025	$168,075.00
4/24/2025	$168,075.00
5/24/2025	$168,075.00
6/24/2025	$168,075.00
7/24/2025	$168,075.00
8/24/2025	$168,075.00
9/24/2025	$168,075.00
10/24/2025	$168,075.00
11/24/2025	$168,075.00
12/24/2025	$168,075.00
1/24/2026	$168,075.00
2/24/2026	$168,075.00
3/24/2026	$168,075.00
4/24/2026	$168,075.00
5/24/2026	$168,075.00
6/24/2026	$168,075.00

4.   LESSEE'S CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Equipment: (a) will be delivered to Lessee at the location specified in Section 5 hereof and confirmed by Lessee in writing to Lessor upon delivery; (b) prior to delivery will be inspected and determined to be in compliance with all applicable specifications and that the Equipment is hereby accepted for all purposes of the Lease; and (c) is at all times, including while in progress, a part of the "Equipment" referred to in the Lease and is taken subject to all terms and conditions therein and herein provided. Lessee hereby represents and warrants to Lessor that, as of the date hereof, there is no Default or Event of Default under any Schedule or any other Lease Document (as such terms are defined in the Lease).

5.   LOCATION OF EQUIPMENT. The location of, and place where the Equipment will be kept and maintained once delivered to Lessee, is at the location listed on Exhibit A to the Schedule of Equipment attached to this Schedule (the “Equipment Locations”). Lessee agrees and acknowledges that the Equipment shall not be removed from either of the Equipment Locations until all payments, including all fees, charges, monthly payments, and the final payment, have been indefeasibly paid in full to Lessor.

6.   COMMERCIAL LIABILITY INSURANCE. The amount of commercial liability insurance referenced in Section 11 of the Lease is $2,000,000.00.

7.   PERSONAL PROPERTY TAXES. Lessee agrees that it will (a) list all such Equipment, (b) report all property taxes assessed against such Equipment, and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing.

8.    SCHEDULE OF STIPULATED LOSS VALUES. Exhibit A contains a Schedule of Stipulated Loss Values which shall be applicable solely to the Equipment described in this Equipment Schedule.

9.   NO SETOFFS OR COUNTERCLAIMS. All payments under the Lease made by or on behalf of Lessee shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

10.   RIDERS. Rider No. 1 attached hereto is incorporated in this Equipment Schedule.

11. INSERTION OF INFORMATION. Lessor is hereby authorized to insert such factually correct information as is necessary to complete this Equipment Schedule, including (without limitation) the date of execution, and the rental payment amount(s) and factor(s).

12. SECURITY INTEREST. In order to secure: (A) the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof and of all of the other Lease Documents; and (B) the prompt payment, performance and observance by Lessee of all other obligations of Lessee to Lessor under any other agreement or instrument, both now in existence and hereafter created (as the same may be renewed, extended or modified), including (without limitation) any other Master Lease Agreements and all Schedules now or hereafter executed pursuant thereto; Lessee hereby collaterally assigns, grants, and conveys to Lessor, a first priority security interest in and lien on all of Lessee’s right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; collectively, the “Collateral”; all terms used in this sentence but not otherwise defined in this Schedule or the Lease shall have meanings given in the UCC): (1) the Lessee's Equipment financed hereunder (to the extent this Lease is construed as a security agreement), Equipment described in any Schedule or otherwise covered thereby (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished or financed by the Lessor; (2) all books and records pertaining to the foregoing; (4) all property of Lessee held by Lessor, including all property of every description, in the custody of or in transit to Lessor for any purpose, including safekeeping, collection or pledge, for the account of Lessee or as to which Lessee may have any right or power, including but not limited to cash and (5) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing, including without limitation, insurance proceeds. The collateral assignment, security interest and lien granted herein shall survive the termination, cancellation or expiration of the Lease or a particular Schedule until such time as Lessee’s obligations hereunder, thereunder and under the Lease Documents are fully and indefeasibly discharged. The conveyance contemplated hereby is solely for the purpose of granting to Lessor a security interest in the Equipment. All Equipment in which an interest is conveyed hereby shall remain in the possession of Lessee pursuant to the Lease, unless prior written consent is obtained from Lessor permitting otherwise.

13. PAYDOWN. Provided no Default has occurred, at any time after the twelfth (12th) monthly Basic Rent payment under the Lease, Lessee shall have a one-time option to repay One Million ($1,000,000.00) Dollars of the Funding Amount (the “Paydown”), upon payment of a fee to Lessor of Twenty-Five Thousand ($25,000.00) Dollars, which fee shall be deemed fully earned by Lessor. Following the Paydown, Lessor will amend the Lease to re-amortize the Schedule and restate the Basic Rent payments under the Lease, as determined by Lessor in its sole discretion. The End of Term Buyout Price (defined in Rider No. 1 to Equipment Schedule HEAT-0001) will remain the same amount set forth in and be due and payable in accordance with the terms of such Rider, irrespective of whether the Payout is exercised.

14. FEES. Prior to or contemporaneously with the payment of the Funding Amount by Lessor to Lessee (unless otherwise stated below), Lessee shall pay to Lessor (a) fees in accordance with a confidential fee letter between Lessor and (b) the cost of any attorney fees incurred by Lessor in connection with the Lease or this Schedule of Equipment.

15. SURCHARGE. Lessor will have the option to charge Lessee a surcharge of 1% of the monthly payment amount per month for every 0.25% that the prime rate of Comerica Bank exceeds 3.25%.  The surcharge will be calculated July 1, 2022 and January 1, 2023, and on each July 1 and January 1 thereafter.  This surcharge will be added to the monthly Basic Rent due under this Schedule and be due and payable with the next regularly scheduled Basic Rent payment under this Schedule and on each payment date thereafter.

16. REPRESENTATIONS AND WARRANTIES. In addition to the other representations and warranties in this schedule and the other Lease Documents, to induce Lessor to enter into this Schedule, Lessee represents and warrants as follows:

A.    All of the representations and warranties in the Lease, unless they relate specifically to a particular date, are true and accurate in all material respects as of the date of this Schedule and are hereby reaffirmed, ratified and remade.

B.    Lessee has disclosed to Lessor all agreements, instruments and organizational or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of Lessee in connection with the preparation and negotiation of this Schedule or any other Lease Document, when taken as a whole, contains any misstatement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

signatures on following page

DATE OF EXECUTION: the 24th day of March, 2022

Lessee:

HEAT WAVES HOT OIL SERVICE LLC,

a Colorado limited liability company

By:

Name: Richard A. Murphy

Title: Chief Executive Officer

UTICA LEASECO, LLC,

a Florida limited liability company

By:

Name: Ryann Whitmore

Title: Vice President

Exhibit A

Loss Payment Date	Percentage Factor

4/24/2022	110.0000%
5/24/2022	110.0000%
6/24/2022	110.0000%
7/24/2022	100.0000%
8/24/2022	98.4122%
9/24/2022	96.8068%
10/24/2022	95.1836%
11/24/2022	93.5422%
12/24/2022	91.8826%
1/24/2023	90.2046%
2/24/2023	88.5079%
3/24/2023	86.7923%
4/24/2023	85.0577%
5/24/2023	83.3037%
6/24/2023	81.5302%
7/24/2023	79.7371%
8/24/2023	77.9239%
9/24/2023	76.0906%
10/24/2023	74.2370%
11/24/2023	72.3626%
12/24/2023	70.4675%
1/24/2024	68.5513%
2/24/2024	66.6137%
3/24/2024	64.6546%
4/24/2024	62.6737%
5/24/2024	60.6708%
6/24/2024	58.6456%
7/24/2024	56.5979%
8/24/2024	54.5274%
9/24/2024	52.4339%
10/24/2024	50.3171%
11/24/2024	48.1767%
12/24/2024	46.0126%
1/24/2025	43.8244%
2/24/2025	41.6118%
3/24/2025	39.3746%
4/24/2025	37.1126%
5/24/2025	34.8253%
6/24/2025	32.5127%
7/24/2025	30.1743%
8/24/2025	27.8099%
9/24/2025	25.4192%
10/24/2025	23.0019%
11/24/2025	20.5578%
12/24/2025	18.0864%
1/24/2026	15.5876%
2/24/2026	13.0610%
3/24/2026	10.5062%
4/24/2026	7.9231%
5/24/2026	5.3112%
6/24/2026	2.6703%

RIDER NO. 1 TO EQUIPMENT SCHEDULE HEAT-0001

To and part of Equipment Schedule HEAT-0001 dated as of the 24th day of March, 2022 (the “Schedule”) executed pursuant to that certain Master Lease Agreement dated as of the 24th day of March, 2022 (the "Lease"), each between UTICA LEASECO, LLC, its successors and assigns ("Lessor"), and HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, its successors and permitted assigns (hereafter referred to both individually, and collectively (if more than one), as "Lessee").

END OF TERM BUYOUT PRICE. Upon the expiration of the term of the Schedule, Lessee promptly shall pay to Lessor without notice or demand therefor and together with all other amounts then due and payable under the Lease, in cash, an End of Term Buyout Price equal to $622,500.00 (the “End of Term Buyout Price”). Notwithstanding anything to the contrary provided herein, commencing upon Lessor’s determination that Lessee has achieved a FCCR (defined below) of 1.1x based on December 31, 2022 fiscal year end financials, and provided Lessee maintains such FCCR of 1.1x for the remainder of the Lease term, as determined by Lessor in its sole and absolute discretion, the End of Term Buyout Price shall decrease to $311,250.00. Furthermore, if Lessee has achieved a FCCR of 1.25x based on December 31, 2022 fiscal year end financials, and provided Lessee maintains such FCCR of 1.25x for the remainder of the Lease term, as determined by Lessor in its sole and absolute discretion, the End of Term Buyout Price shall decrease to $62,250.00. “FCCR” shall mean, with respect to any fiscal period, the ratio of (a) EBITDA, minus unfinanced capital expenditures made during such period, minus distributions (including tax distributions) and dividends made during such period divided by (b) the sum of cash paid interest expense, the current portion of long-term debt, the current portion of capitalized lease obligations, and cash taxes paid during such period. Upon receipt by Lessor of the End of Term Buyout Price, Lessor shall release its interest in the Equipment covered by this Schedule.

As used herein, “Equipment” shall mean the Equipment described in this Schedule.

Lessee:

HEAT WAVES HOT OIL SERVICE LLC,

a Colorado limited liability company

By:

Name: Richard A. Murphy

Title: Chief Executive Officer

Lessor:

UTICA LEASECO, LLC,

a Florida limited liability company

By:

Name: Ryann Whitmore

Title: Vice President

SCHEDULE OF EQUIPMENT

Lessee:        HEAT WAVES HOT OIL SERVICE LLC

Attached to Equipment Schedule HEAT-0001

Location of Equipment:

824 Harrison Rd., Longview, TX 75604

6410 Highway 40, Tioga, ND 58852

8193 S. State Hwy 16, Jourdanton, TX 78026

10446 1 S St., Killdeer, ND 58640

476 Green Valley Rd., Carmichaels, PA 1532O

SEE EXHIBIT A ATTACHED